                          CONSENT OF INDEPENDENT ACCOUNTANTS

          To the Board of Trustees of
            T. Rowe Price State Tax-Free Income Trust

               We consent to the incorporation by reference in Post-Effective Amendment No. 32 to the Registration Statement of
          T. Rowe Price State Tax-Free Income Trust (the "Trust") on Form N-1A (File No. 33-06533) of our reports dated March 19, 1997, on our audits of the financial statements and financial highlights of New York Tax-Free Money Fund, New York Tax-Free Bond Fund, Florida Insured Intermediate Tax-Free Fund, Georgia Tax-Free Bond Fund, New Jersey Tax-Free Bond Fund, Virginia Short-Term Tax-Free Bond Fund, Virginia Tax-Free Bond Fund, Maryland Short-Term Tax-Free Bond Fund and Maryland Tax-Free Bond Fund (nine of the portfolios included in the Trust), which reports are included in the Annual Reports to Shareholders for the year ended February 28, 1997, which are incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the Prospectus and "Independent Accountants" in the Statement of Additional Information.


                                              /s/Coopers & Lybrand L.L.P.
                                              COOPERS & LYBRAND L.L.P.
          Baltimore, Maryland
          June 18, 1997

                          CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of our report dated March 17, 1995, relating to the financial highlights for the year ended February 28, 1995 and for the period March 31, 1993 (commencement of operations) to February 28, 1994 of T. Rowe Price Georgia Tax-Free Bond Fund (one of the portfolios constituting T. Rowe Price State Tax-Free Income Trust, Inc.).



          /s/Price Waterhouse LLP
          PRICE WATERHOUSE LLP
          Baltimore, Maryland
          June 18, 1997

                          REPORT OF INDEPENDENT ACCOUNTANTS

          To the Board of Directors and Shareholders of
          T. Rowe Price Georgia Tax-Free Bond Fund

          We have audited the financial highlights for the year ended February 28, 1995 of T. Rowe Price Georgia Tax-Free Bond Fund for the period March 31, 1993 (commencement of operations) to February 28, 1994 of T. Rowe Price Georgia Tax-Free Bond Fund (the "Fund"). These financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial highlights based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial highlights are free of material misstatement. An audit includes examining, on a test bases, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial highlights referred to above present fairly, in all material respects, the financial highlights of the Fund for each of the respective periods stated in the first paragraph in conformity with generally accepted accounting principles.


          /s/Price Waterhouse LLP
          PRICE WATERHOUSE LLP
          Baltimore, Maryland
          March 17, 1995